EXHIBIT 99.1

News Release          News Release          News Release           News Release

[LOGO] American Express
                                                American Express Company
                                                American Express Tower
                                                World Financial Center
                                                New York, N.Y. 10285-4805

                                                Contact:  Molly Faust
                                                          212/640-0624
                                                          molly.faust@aexp.com


FOR IMMEDIATE RELEASE

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                    AMERICAN EXPRESS NAMES JOAN LORDI AMBLE
                     SENIOR VICE PRESIDENT AND COMPTROLLER

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         NEW YORK - December 10, 2003 - American Express Company today announced the appointment of Joan Lordi Amble to the position of senior vice president and comptroller. In this role, Ms. Amble will oversee all aspects of the company's global control, reporting and policies functions.

         "I'm delighted to welcome Joan to American Express," said Gary L. Crittenden, executive vice president and chief financial officer. "Her long track record of success in controllership, her broad finance skills, and her strong leadership qualities will be a great asset to this important position."

          Ms. Amble has served in a number of financial management positions at GE Capital Services, Inc. since joining General Electric Company in 1989. Most recently she served as chief operating officer and chief financial officer of GE Capital's service business, Capital Markets. From 1994 to early 2003, Ms. Amble served as vice president and controller for GE Capital where she was responsible for technical accounting and the internal control framework and strategy for GE's financial services businesses. Prior to this, Ms. Amble worked in various GE corporate positions and in 1992 was appointed chief financial officer of GE Capital's Commercial Real Estate business.

                                    -more-

         Prior to joining GE, Ms. Amble worked for the Financial Accounting Standards Board from 1984 to 1989 and Ernst and Young LLP from 1977 to 1984.

         Ms. Amble received a Bachelor of Science degree from The Pennsylvania State University. She is a certified public accountant.

         Ms. Amble will officially join American Express on January 5, 2004. She replaces Tom Iseghohi, who left the company in August.

         American Express Company is a diversified worldwide travel, financial and network services company founded in 1850. It is a world leader in charge and credit cards, Travelers Cheques, travel, financial planning, business services, insurance and international banking. For more information, visit www.americanexpress.com.

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